Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-79668, 333-31948, 333-53170, 333-99159, 333-102877, 333-103763, 333-104947, 333-109578, 333-111805, 333-177409, 333-117508, 333-124859 and 333-149819) and the Registration Statements on Form S-3 (Nos. 333-137578, 333-149820, 333-151484, 333-155772) of The South Financial Group, Inc. of our report dated March 3, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 3, 2009

1